Exhibit 3.11

BYLAWS

OF

_____________

ARTICLE I

SHAREHOLDERS

     1. SHARE CERTIFICATES. Certificates representing shares set forth thereon the statements prescribed by Section              of the General Corporation Law of the State of                         and by any other applicable provision of law and shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Except as otherwise provided by the General Corporation Law of the State of, the signatures of the President or a Vice-President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     No certificate shall be issued for any share until such share is fully paid.

     2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may issue fractions of a share; arrange for the disposition of fractional interests by those entitled thereto; pay in cash the fair value of fractions of a share as determined by the Board of Directors as of a time fixed by it; or issue scrip in registered or bearer form, over the manual or facsimile signature of an officer of the corporation or its agent, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not, unless otherwise provided therein, entitle the holder to the rights of a shareholder. A fractional share shall entitle the holder thereof to a fractional vote. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may deem advisable.

     3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these

Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

     4. RECORD DATE FOR SHAREHOLDERS. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy days nor less than ten days before the date of the meeting, not more than sixty days nor less than ten days prior to any such other action. If no record date is fixed by the Board of Directors, the record date shall be fixed pursuant to the provisions of the General Corporation Law of the State of. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments do not exceed 30 days in the aggregate.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law of the State of confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6. SHAREHOLDER MEETINGS.

     -TIME. The annual meeting shall be held on such date as the Board of Directors shall from time to time fix. A special meeting shall be held on the date fixed by the directors except when the General Corporation Law of the State of confers the right to call a special meeting upon the shareholders.

     -PLACE. Annual meetings and special meetings shall be held at such place within or without the State of as the Board of Directors shall from time to time fix, or, in absence of such fixing, at the known place of business of the corporation in the State of                                  .

     -CALL. Annual meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by the holders of at least one-tenth of the shares, or by any person or persons authorized to do so by the provisions of 10-1203 of the General Corporation Law of the State of                        .

     -NOTICE OR WAIVER OF NOTICE. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the General Corporation Law of the State of) nor more than 50 days before the date of the meeting, either personally or by mail, by an officer of the corporation or at the direction of the person or persons calling the meeting, to each shareholder. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law of the State of. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with first-class mail or airmail postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if the adjournment is for more than 30 days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

     -VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     -CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the

Secretary nor the Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

     -PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the corporation. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     -QUORUM. Except as the Articles of Incorporation may otherwise provide, a majority of the shares shall constitute a quorum. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. The affirmative vote of a majority of the shares then present shall be sufficient in all cases to adjourn a meeting. At an adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     -VOTING. In the election of directors, shareholders shall be entitled to cumulate their votes and a plurality of the votes cast at a meeting at which a quorum is present shall elect. Except as the General Corporation Law of the State of, the Articles of Incorporation, or these Bylaws shall otherwise provide, the affirmative vote of the majority of the shares then represented at the meeting, a quorum being present, shall be the act of the shareholders, provided that, if the shares then represented are less than the number required to constitute a quorum, the affirmative vote shall be such as would constitute a majority if a quorum were present.

     7. WRITTEN ACTION. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the corporation.

     8. FINANCIAL REPORT. Whenever the corporation shall have more than 10 shareholders, it shall cause a financial report of the corporation to be delivered or mailed to its shareholders at least once in each year within four months after the end of the corporation’s fiscal year. Such report shall include the year-end balance sheet and statement of income.

ARTICLE II

BOARD OF DIRECTORS

     1. FUNCTIONS GENERALLY - COMPENSATION. The business and the affairs of the corporation shall be managed by a Board of Directors. The Board may fix the compensation of directors for services in any capacity.

     2. QUALIFICATIONS AND NUMBER .Each director shall be a natural person of full age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of. The initial Board of Directors shall consist of one person, which is the number of directors fixed in the Articles of Incorporation, and which shall be the fixed number of directors until changed. The number of directors may be increased or decreased by an amendment to these Bylaws or by action of the directors or shareholders, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The number of directors shall never be less than one. The full Board of Directors shall consist of the number of directors fixed herein.

     3. ELECTION AND TERM. The initial Board of Directors shall consist of the directors named in the Articles of Incorporation and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the shareholders which have not been filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors or the sole remaining director, although less than a quorum exists, and any directorship to be filled by reason of an increase in the number of directors shall be filled in like manner. In the event that one or more directors shall resign from the Board of Directors, effective at a future time, a majority of the directors then in office, excluding any director or directors so resigning, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     4. MEETINGS.

     -TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     -PLACE. Meetings shall be held at such place within or without the State of as shall be fixed by the Board.

     -CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

     -NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after a meeting. Attendance of a director at a meeting shall constitute a waiver of notice of meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     -QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. Except as may be otherwise provided by the General Corporation Law of the State of, the Articles of Incorporation, or these Bylaws, the act of the Board shall be the act of a majority of the directors present at a meeting at which a quorum is present. Meetings of the Board of Directors may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at a meeting.

     -CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

     5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office with or without cause by the vote of the shareholders holding at least a majority of the shares at a meeting expressly called for that purpose. In the event that less than all of the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. In case the entire Board or any one or more directors be so removed, new directors may be elected at the same meeting called for that purpose.

     6. COMMITTEES. Whenever the number of directors is two or more, the Board of Directors may, by resolution adopted by a majority of the full Board, designate from among its members an Executive Committee and one or more other committees, which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act.

     7. WRITTEN ACTION. Any action required to be taken at a meeting of directors or of a committee thereof, or any action which may be taken at a meeting of directors or of a committee thereof may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members, as the case may be.

ARTICLE III

OFFICERS

     The corporation shall have a President, a Secretary, one or more Vice-Presidents and a Treasurer, each of whom shall be elected by the directors, and such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

     The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

     The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.

ARTICLE IV

STATUTORY AGENT AND KNOWN PLACE OF BUSINESS - SHAREHOLDERS RECORD

     The name of the initial statutory agent of the corporation in the State of and the address of the initial office of said statutory agent in the State of , are set forth in the original Articles of Incorporation. The known place of business of the corporation in the State of, as said known place of business is defined by the provisions of the General Corporation Law of the State of                    , is the office of the aforesaid statutory agent.

     The corporation shall keep at the office of its statutory agent in or at its principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder. Any books, records, and minutes shall be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE V

CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

     The power to alter, amend, and repeal the Bylaws and to adopt new Bylaws shall be vested in the Board of Directors, subject to repeal or change by action of the shareholders.

     I HEREBY CERTIFY that the foregoing is full, true and correct copy of the Bylaws of                                       , a corporation of the State of                                       , as in effect on the date hereof.

     WITNESS my hand,

Dated:_______________________